EXHIBIT 23.4
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CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 14, 2005 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, of Carnival Corporation & plc, which appears in Carnival Corporation & plc's Annual Report on Form 10-K for the year ended November 30, 2004.


/s/ PricewaterhouseCoopers LLP
Miami, Florida
June 1, 2005